SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

March 13, 2007

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition

The Company issued a press release on March 13, 2007, attached as Exhibit 99, reporting earnings for the year ended December 31, 2006.

The press release contained a discussion of Ebitdax, defined as earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense, and Ebitda, defined as Ebitdax less exploration expense. Ebitdax and Ebitda are "non-GAAP financial measures" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Company discussed Ebitdax and Ebitda for year ended December 31, 2006 and 2005. The required disclosures were posted to the Company's Web site, www.txco.com, which was referenced in the press release, with reconciliation to both "Net Income" and "Net Cash Provided by Operating Activities."

In accordance with general instruction B.2 to Form 8-K, such information is being "furnished" and will not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01:  Financial Statements and Exhibits

Exhibit Number	Description

99	Press Release dated March 13, 2006, entitled "The Exploration Company Reports Record Revenues and Reserves for 2006 "

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE EXPLORATION COMPANY OF DELAWARE, INC.

Dated: March 14, 2007	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated March 13, 2006, entitled "The Exploration Company Reports Record Revenues and Reserves for 2006 "

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